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                                                                    EXHIBIT 23.6

                    FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

                               ONE NEW YORK PLAZA
                         NEW YORK, NEW YORK 10004-1980
                                  212-859-8000
                                FAX 212-859-4000

  We hereby consent to the reference to this firm in Registration Statement on Form S-4 of The Rouse Company under the caption "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--The THC Merger." In giving such consent, we do not thereby admit that we are in the category of such persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended.

                                          Fried, Frank, Harris, Shriver &
                                           Jacobson

                                                     /s/ Alan S. Kaden
                                          By: _________________________________
                                                       Alan S. Kaden